UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2012

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On October 9, 2012, the Registrant issued a press release reporting its system wide traffic statistics for the month of September, third quarter and year-to-date and updating expectations for its estimated cost per available seat mile excluding fuel, passenger and operating revenue per available seat mile, passenger revenue per revenue passenger mile, load factor and capacity for the third quarter of 2012.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. The decline in revenue guidance is primarily the result of competitive pricing on a number of specific routes that have seen high rates of industry capacity growth; the improved unit cost guidance is attributable to revenue-driven expense savings, decreased load factors, and lower than expected maintenance expense.

All of the information furnished in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012

HAWAIIAN HOLDINGS, INC.

By:	/s/ Scott E. Topping
	Name:	Scott E. Topping
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release dated October 9, 2012.